UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

SAUER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 Calle Carga, Unit A, Camarillo, CA	93012-8536
(Address of principal executive offices)	(Zip Code)

(888) 829-8748

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 5, 2012 the Registrant terminated the Purchase Agreement with St. George Investments LLC, an Illinois limited liability company (“SGILLC”).  The Purchase Agreement was described in and an exhibit to a Current Report on Form 8-K filed by the Registrant on August 16, 2012.  The termination was pursuant to the terms of the Purchase Agreement and the Registrant’s Board of Directors determined that the termination was in the best interests of the Registrant and its shareholders.

The termination is filed as an exhibit hereto and the reader is referred to such exhibit for a full discussion of the terms and conditions of the termination.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1

Notice of termination, dated October 4, 2012, to St. George Investments LLC from Sauer Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER ENERGY, INC.
October 12, 2012	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President